UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2016

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2016, the Board of Directors (the "Board") of Noodles & Company (the "Company") appointed Mr. Francois Dufresne as a Class II director on the Board to fill the vacancy created by Mr. Frenkiel’s resignation. On that date, the Board also appointed Mr. Dufresne as a member of the Nominating and Governance and Compensation Committees of the Board. Mr. Dufresne will serve as a Class II director, with a term ending at the Company’s 2018 annual meeting.
Mr. Dufresne was nominated to the Board by Argentia Private Investments Inc. ("Argentia") in accordance with its rights set forth in the Amended and Restated Stockholders Agreement, dated as of July 2, 2013, among the Company, Catterton-Noodles, LLC and Argentia (the "Stockholders Agreement"). Mr. Dufresne is an employee of the Public Sector Pension Investment Board, the parent company of Argentia. Mr. Dufresne has not engaged in any related party transaction with the Company that requires disclosure pursuant to Item 404 of Regulation S-K. Mr. Dufresne is entitled to a fee, payable to Argentia, for his service on the Board and any committees of the Board pursuant to Argentia’s rights under the Stockholders Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated March 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Financial Officer

DATED: March 7, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 7, 2016